                          SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement   [ ]  Confidential, for Use of
[x]   Definitive Proxy Statement           the Commission Only as
[ ]   Definitive Additional Materials      permitted by
[ ]   Soliciting Material Pursuant to      Rule 14a-6(e)(2))
        Section 240.14a-11(c)
        or Section 240.14a-12

                       Cascade Natural Gas Corporation
- ---------------------------------------------------------------------------

              (Name of Registrant as Specified In Its Charter)

- ---------------------------------------------------------------------------

   (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
      or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
      0-11.
 1)  Title of each class of securities to which transaction applies:
 ____________________________________________________________________________
 2)  Aggregate number of securities to which transaction applies:
 ____________________________________________________________________________
 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

_____________________________________________________________________________
 4)  Proposed maximum aggregate value of transaction:

_____________________________________________________________________________
 5)  Total fee paid:

_____________________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1)  Amount Previously Paid:

_____________________________________________________________________________
 2)  Form, Schedule or Registration Statement No.:

_____________________________________________________________________________
 3)  Filing Party:

_____________________________________________________________________________
 4)  Date Filed:

_____________________________________________________________________________

CASCADE NATURAL GAS CORPORATION


NOTICE OF
ANNUAL MEETING OF
SHAREHOLDERS
to be held April 26, 1995



TO THE HOLDERS OF COMMON STOCK OF
CASCADE NATURAL GAS CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Cascade Natural Gas Corporation will be held at offices of the Corporation located at 230 Fairview Avenue North, Seattle, Washington 98109, on Wednesday, April 26, 1995, at 1:30 in the afternoon for the following purposes:

     1. To elect directors to hold office until the next Annual Meeting and until their successors are elected and qualified; and

     2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on February 28, 1995 has been fixed as the record date for the determination of Shareholders entitled to notice of and to vote at said Annual Meeting or any adjournments thereof.

     Holders of the Common Stock of the Corporation are entitled to vote upon all the matters set forth in this notice.

                                           By Order of the Board of Directors
Seattle, Washington                                         DONALD E. BENNETT
March 8, 1995                                       Executive Vice President,
                                                      Chief Financial Officer
                                                                and Secretary


- -----------------------------------------------------------------------------

                                  IMPORTANT

To assure a proper representation at the meeting, each shareholder is urged to complete, sign and return the enclosed proxy promptly, using the accompanying postage prepaid and addressed envelope.

CASCADE NATURAL GAS CORPORATION
222 FAIRVIEW AVENUE NORTH, SEATTLE, WA 98109

PROXY STATEMENT

TO THE SHAREHOLDERS OF CASCADE NATURAL GAS CORPORATION

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of the Shareholders ("Annual Meeting") to be held on Wednesday, April 26, 1995, for the purposes set forth in the accompanying Notice of Annual Meeting, and will be mailed on or about March 8, 1995.

     A form of proxy is enclosed for use at the meeting. A Shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by delivering written notice of revocation to Donald E. Bennett, Secretary, Cascade Natural Gas Corporation, 222 Fairview Avenue North, Seattle, Washington 98109, or by filing a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person.

     The persons named in the accompanying proxy card will vote as directed by the proxy or, in the absence of such direction, as set forth below with respect to the election of directors and in their discretion as to other items of business which may come before the meeting.

     On February 28, l995, the Corporation had outstanding 8,954,389 shares of $1 par value Common Stock ("Common Stock"). Each holder of record of Common Stock ("Shareholder") at the close of business on February 28, 1995, is entitled to one vote for each share then held and to cumulate votes in the election of directors. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the meeting. If a quorum is present, shares represented at the meeting but not voted on a matter (such as shares held by a broker or other nominee who does not have authority to vote on the matter) and shares voted as abstaining will not affect the outcome of the matter.

                            ELECTION OF DIRECTORS

     Nine directors will be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor is elected and qualified. The nominees elected will be those receiving the largest number of votes cast by all shares entitled to vote in the election, up to the number of directors to be elected. All of the nominees listed below presently are serving as directors and were elected at the l994 Annual Meeting by over 87% of the shares present and voting at the meeting. In the event any of the nominees should be unavailable or unable to serve, the proxy holders may vote for substitute nominees in their discretion. No circumstances are presently known which would render any nominee named herein unavailable.

     The right to cumulate votes in an election of directors entitles a Shareholder to as many votes as he or she has shares, multiplied by the number of directors to be elected (in this case, 9), which votes may then be allocated among the nominees in such proportion as the Shareholder decides, including casting all the votes for one nominee. If a Shareholder wishes to cumulate his or her votes, the proxy card should be marked in any way that the Shareholder desires in order to (i) indicate clearly that the Shareholder is exercising the right to cumulate votes and (ii) specify how the votes are to be allocated among the nominees for director. For example, a Shareholder may write next to the name of each nominee for whom the Shareholder desires to cast votes, the number of votes to be cast for such nominee. There are no conditions precedent to the exercise of cumulative voting rights.

     Unless contrary directions are set forth on the proxy card, proxies will be voted in such a manner as to elect all or as many of the nominees listed as possible. If either of the "For All Nominees Listed Above" or "Exception" boxes is marked or no instructions are given, the named proxies will have discretionary authority to cumulate votes if they so choose and to allocate votes among the nominees as they deem appropriate (except for any nominee specifically excepted by the Shareholder), including not casting any votes for one or more nominees.

     Brief statements appear on the following pages setting forth the age, principal occupation, business experience and other information furnished by each nominee and the year in which he or she first became a director.

DONALD E. BENNETT                                         Director since 1988
Executive Vice President,
Chief Financial Officer and Secretary
Cascade Natural Gas Corporation

     Mr. Bennett, 62, has been Executive Vice President, Chief Financial Officer and Secretary since December 1988. Previously, he was Vice President-Finance and Assistant Secretary since December 1981 with principal responsibilities for the Corporation's financial and accounting matters since 1978.

CARL BURNHAM, JR.                                         Director since 1990
Attorney at Law
Yturri, Rose, Burnham, Bentz & Helfrich

     Mr. Burnham, 55, is an attorney at law and, since 1967, has been a partner of Yturri, Rose, Burnham, Bentz & Helfrich of Ontario, Oregon, the Corporation's Oregon counsel.

MELVIN C. CLAPP                                           Director since 1981
Retired

     Mr. Clapp, 61, was Chairman and Chief Executive Officer of the Corporation from December 1988 until he retired February 1, 1995. Prior to that he was Executive Vice President since August 1981. Mr. Clapp joined the Corporation in 1956 and held positions in district management until moving to the general office in 1969, when he assumed responsibility for the Corporation's personnel, safety and training.

DAVID A. EDERER                                           Director since 1991
Partner
Ederer Investment Company

     Mr. Ederer, 52, has been a partner in Ederer Investment Company, which invests in privately owned West Coast companies. Since 1978 he has been the owner or part owner and officer of several privately owned manufacturing, property management and retail companies.

HOWARD L. HUBBARD   Director since 1981
Retired

     Mr. Hubbard, 63, was President and a director of Washington Federal Savings Bank in Hillsboro, Oregon from April 1982 until he retired in December 1991. Prior to that, Mr. Hubbard was President and a director of Equitable Savings & Loan Association, Portland, Oregon since 1975.

W. BRIAN MATSUYAMA                                        Director since 1988
Chairman and Chief Executive Officer
Cascade Natural Gas Corporation

     Mr. Matsuyama, 48, Chairman and Chief Executive Officer since February 1, 1995, was President since 1988. From 1987 to 1988, he was Vice President and General Counsel of the Corporation. Prior to 1987, he was a member of the law firm of Jones Grey & Bayley, P.S., Seattle, Washington, with his principal client representation being on behalf of the Corporation.

BROOKS G. RAGEN                                           Director since 1984
Chairman and Chief Executive Officer
Ragen MacKenzie Incorporated

     Mr. Ragen, 61, has been Chairman and Chief Executive Officer of Ragen MacKenzie Incorporated, an investment banking firm headquartered in Seattle, Washington , since November 1988. Prior to that, he was President of Cable, Howse & Ragen, the predecessor to Ragen MacKenzie Incorporated, since July 1987 and was Managing Partner of Cable, Howse & Ragen from July 1982.

ANDREW V. SMITH                                           Director since 1982
Retired

     Mr. Smith, 70, was President of Pacific Northwest Bell, a diversified telecommunications company now known as US WEST Communications, Inc., from 1978 to 1988. From January to July, 1989, when he retired, he was Executive Vice President of US WEST, Inc. Mr. Smith also serves as a director of the following publicly held corporations: Airborne Freight Corporation, U.S. Bancorp, Univar Corporation, and PrimeSource Corporation.

MARY A. WILLIAMS                                          Director since 1983
Consultant

     Mrs. Williams, 60, has been a consultant since 1983. Prior to that she was a Vice President of Seattle Trust & Savings Bank from 1977 to 1983.

                        BOARD AND COMMITTEE MEETINGS

     The Board of Directors and the Executive Committee of the Board each met four times in 1994. No director attended less than 75% of the meetings of the Board and committees on which he or she served.

     The Board has established an Executive Committee, an Audit Committee, a Nominating and Compensation Committee and a Pension Committee, whose members are as follows:

Executive:        W. Brian Matsuyama, Ch.
                  M. C. Clapp
                  Brooks G. Ragen
                  Andrew V. Smith
                  Mary A. Williams

Audit:            Mary A. Williams, Ch.
                  Brooks G. Ragen
                  Andrew V. Smith

Nominating and
  Compensation:   Brooks G. Ragen, Ch.
                  Carl Burnham, Jr.
                  David E. Ederer
                  Mary A. Williams

Pension:          Donald E. Bennett, Ch.
                  David A. Ederer
                  Howard L. Hubbard


     The Audit Committee, which met four times in 1994, recommends the engagement of the Corporation's independent accountants, reviews with the independent accountants the plan for and results of the auditing engagement, reviews the scope and results of the Corporation's procedures for internal auditing, and reviews the adequacy of the Corporation's system of internal accounting controls.

     The Nominating and Compensation Committee, which held four meetings in 1994, is responsible for recommending candidates for seats on the Board of Directors, as well as recommending compensation for officers and directors. The Committee will consider nominees for director recommended by Shareholders for the 1996 Annual Meeting if the nominations are received at the Corporation's executive offices by November 9, 1995; provided that such nominations are accompanied by a description of the nominee's qualifications, relevant biographical information and the nominee's consent to be nominated and to serve if elected.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership, as of February 9, 1995, of the Corporation's Common Stock by (a) each director, the Chief Executive Officer and the other four most highly paid executive officers of the Corporation and (b) all directors and executive officers as a group. None of such persons owned any of the Corporation's outstanding preferred shares at that date. The Corporation is not aware of any beneficial owner of 5% or more of the Common Stock. The Corporation believes the beneficial owners of the shares listed below have sole investment and voting power with respect to the shares.

     Directors and         Shares Beneficially         Percentage of
     Executive Officers           Owned                Common Stock

     Donald E. Bennett           4,478 (1)                  *
     Ralph E. Boyd               5,842 (1)                  *
     Carl Burnham, Jr.           4,450                      *
     Melvin C. Clapp            12,497 (1) (2)              *
     David A. Ederer            17,637 (3) (4)              *
     Howard L. Hubbard          15,000                      *
     W. Brian Matsuyama          5,934 (1)                  *
     Brooks G. Ragen             2,046 (3)                  *
     Andrew V. Smith             3,118 (3)                  *
     Jon T. Stoltz               2,425 (1)                  *
     Mary A. Williams            3,950                      *
     All executive officers
       and directors as a
       group (17 persons)       91,939 (1)                  *

  *  Less than one percent.

- ----------------
(1) Includes shares held in the Corporation's Employee Retirement Savings Plan and Trust (the "401(k) Plan") as follows:

              D. E. Bennett                          2,322
              R. E. Boyd                             2,079
              M. C. Clapp                            4,383
              W. B. Matsuyama                        1,650
              J. T. Stoltz                           2,053
              All executive officers as a group     19,908

(2)  Does not include 607 shares owned by the spouse of Mr. Clapp.

(3) Includes shares awarded under the 1991 Director Stock Award Plan to Messrs. Ederer, Ragen and Smith of 987, 696 and 1,353 shares, respectively, including reinvested dividends, as to which receipt has been deferred until they are no longer directors.

(4) Does not include 4,000 shares held in trust for benefit of family members as to which Mr. Ederer acts as Trustee.

REPORT OF THE NOMINATING AND COMPENSATION COMMITTEE
TO THE SHAREHOLDERS


     The Nominating and Compensation Committee of the Board of Directors is responsible for reviewing the compensation levels for all officers of the Corporation and making recommendations to the Board concerning officer salary levels. The Committee is composed of four independent non-employee directors.

     The Committee's review includes an assessment of the overall stewardship of the Corporation and the officers' ability to achieve a reasonable net income under a variety of conditions. In arriving at its recommendations regarding officer salary levels, the Committee applied policies and principles which are essentially subjective in nature, rather than embodying specific criteria. Such policies and principles may be summarized as follows:
Officer compensation should be reasonably comparable with compensation paid to officers of like companies, and particularly those with whom the Corporation must compete in attracting and retaining skilled and competent individuals. Officers should also be fairly compensated for their contributions to the performance of the Corporation. In evaluating performance, the Committee considers net income and those factors impacting net income. In a regulated energy business, factors such as weather, interest rates and regulatory requirements significantly impact net income but are generally outside the control of management. Due to the Corporation's compensation structure, the Committee has not deemed it necessary to adopt a policy regarding recent changes in the federal tax laws relating to deductibility of certain executive compensation.

     In arriving at its most recent salary recommendations, the Committee considered the compensation paid by other energy utility companies in the Northwest to their officers. The Committee took into account the relatively larger size of the other Northwest utility companies in its peer group, the greater number of officers involved in the various management functions of those companies and the responsibilities of those officers. In addition, the Committee reviewed the impact of the various forms of incentive compensation, such as bonuses and stock options, utilized by other utility companies in addition to base salaries. The Corporation does not have bonus, stock option or other incentive compensation plans for its officers. While the Committee acknowledges that the Corporation's executive compensation levels continue to be below the median of its peers in the Northwest, it believes the levels are appropriate given the relative size of the Corporation.

     Salary adjustments are ordinarily made annually. In determining the salary adjustment for Melvin C. Clapp, Chairman and Chief Executive Officer of the Corporation, which was effective April 1, 1994, the Committee considered his contribution to the performance of the Corporation and his overall effectiveness in areas critical to the Corporation's success such as dealing with the challenges of rapid growth, resolving regulatory issues and enhancing shareholder values, as well as the factors affecting net income outside the control of management as discussed above.

     All other named executives also received salary adjustments as of April 1, 1994, based on the same considerations.


                                    Brooks G. Ragen, Chairman
                                    Carl Burnham, Jr.
                                    David A. Ederer
                                    Mary A. Williams

                           STOCK PERFORMANCE GRAPH

     The following graph compares the total cumulative returns to investors in the Corporation's Common Stock, the Standard & Poors 500 Stock Index, the Standard & Poors Utility Index and the Edward D. Jones & Co. Natural Gas Distribution Index for the period from January 1, 1990 through December 31, 1994. The graph assumes that $100 was invested December 31, 1989, in the Common Stock and in each of the above-mentioned indices and that all dividends were reinvested. The total returns for the 30 companies (of which the Corporation is one) included in the Edward D. Jones & Co. Natural Gas Distribution Index have been weighted by their respective market capitalizations.


CUMULATIVE RETURN TO INVESTORS
Cascade Natural Gas Corporation, S&P 500 Index, S&P Utility Index, and
Edward D. Jones & Co. Natural Gas Distribution Index

(Dividends Reinvested)


                                   12/89     12/90     12/91    12/92     12/93    12/94
                                  -------   -------   -------  -------   -------  -------
Cascade Natural Gas Corporation   $100.00   $105.27   $145.13  $155.84   $185.19  $164.97
Edward D. Jones & Co. Natural
  Gas Distribution Index          $100.00   $101.16   $121.46  $145.49   $169.36  $152.39
S & P 500 Index                   $100.00   $ 96.89   $126.29  $135.90   $149.53  $151.56
S & P Utility Index               $100.00   $ 97.40   $111.55  $120.55   $137.85  $127.00


                                    EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The following table sets forth the compensation paid to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation. The Corporation does not provide compensation in the form of bonuses or long term compensation. The amounts shown under All Other Compensation represent the Corporation's matching contribution to the 401(k) Plan.

            Name and                                                All
            Principal              Years                           Other
            Position            of Service   Year     Salary    Compensation
            ---------           ----------   ----     ------    ------------
    Melvin C. Clapp                 38       1994    $206,771     $4,500
    Chairman and                             1993     196,947      3,787
    Chief Executive Officer                  1992     187,422      2,182
    (Retired February 1, 1995)

    W. Brian Matsuyama               7       1994     165,539      4,500
    Chairman and                             1993     158,236      3,754
    Chief Executive Officer                  1992     149,478      2,182
    (As of February 1, 1995)

    Donald E. Bennett               17       1994     148,109      4,321
    Executive Vice President,                1993     135,479      3,215
    Chief Financial Officer                  1992     125,887      1,837
    and Secretary

    Jon T. Stoltz                   20       1994     113,209          0
    Senior Vice President                    1993     107,436          0
                                             1992     101,977        730

    Ralph E. Boyd                   29       1994     110,591      3,222
    President and                            1993     105,429      2,576
    Chief Operating Officer                  1992     101,223      1,463
    (As of February 1, 1995)


      RETIREMENT PLAN. Effective January 1, 1962, the Corporation adopted a noncontributory retirement plan for its employees. To be eligible for participation in the plan, an employee must have one year of service and be 21 years of age. Each participant's benefits are fully vested after 5 years of employment. The level of benefits is determined by a formula, described below, related to average monthly earnings over certain time periods and to years of service. Covered earnings are straight salary or hourly compensation, plus 75% of commissions. With respect to the executive officers named in the summary compensation table above, covered compensation levels are slightly less than, but at least 90% of, the amounts shown under "Salary" in such table. Benefits are not subject to reduction for social security or any other benefits. Accruals for contribution to the plan are computed on an actuarial basis and aggregated $1,399,000 for all participants for 1994.

      The amount of the monthly past service benefit under the plan is equal to 1.5% of the participant's average monthly earnings for the five-year period ended December 31, 1994, multiplied by the participant's years of service before 1995. The plan was amended in 1993 to increase the benefit for each year of future service after 1994 to 2% of monthly compensation in lieu of the previous 1.5%. The Corporation from time to time has updated the average monthly earnings used to compute the benefit, and the plan may be similarly amended in the future.

      EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME PLAN. Effective July 1, 1983, the Board of Directors adopted a plan to provide executive officers, including those listed in the foregoing summary compensation table, with retirement, death and disability benefits supplementing the coverage payable under the Corporation's retirement plan. This plan was established to enable the Corporation to attract and retain highly competent persons in key executive positions. The supplemental plan is designed so that each participant will receive retirement plan payments, primary social security benefits and supplemental plan payments each year equal, in the aggregate, to 70% of the participant's highest annual salary during any of the five years preceding the participant's retirement. Benefits vest under the plan on the first day of the year after the employee has reached age 55 and has completed five years of participation under the plan. Accruals for the plan are computed on an actuarial basis and totaled $307,000 for 1994.

      The plan also contains provisions for early retirement and total and permanent disability. The Board of Directors may approve early retirement under the plan without the normally required reduction in the amount of the supplemental benefit. Participants whose age and number of years of service, when added together, equal at least 90 are automatically eligible for early retirement benefits without reduction.

      If a participant dies before receiving 120 monthly payments from the plan, the participant's designated beneficiaries will receive the remaining balance of the 120 payments. The monthly payment is the amount the participant was receiving or was entitled to receive before death, or, if the participant was employed by the Company at death and the result would be larger, a monthly amount ranging from $4,167 to $6,667, depending on the officer. This monthly death benefit is reduced by any monthly benefit payable to the participant's surviving spouse. The surviving spouse is entitled to a monthly benefit for life equal to one-half the benefit to which the participant was entitled before death.

      The following table illustrates the estimated combined annual benefits that would be received under the Corporation's Retirement Plan and the Executive Supplemental Retirement Income Plan for the executives named in the Summary Compensation Table above assuming that annual salaries increase at the annual rate of 5% until retirement and that they retire at age 65. Amounts shown are reduced by the estimated amount of social security benefits and are based on a straight-life annuity with no spousal benefit.

                                          Present        Estimated Combined
                  Name                      Age            Annual Benefit
                  ----                    -------        ------------------

            Melvin C. Clapp                  61                   $153,000*
            W. Brian Matsuyama               48                   $221,000
            Donald E. Bennett                62                   $103,000
            Jon T. Stoltz                    48                   $145,000
            Ralph E. Boyd                    58                   $ 88,000

      * The actual benefit payable to Mr. Clapp following his retirement February 1, 1995, is lower than that shown due to early retirement and election of a spousal benefit.

      EMPLOYMENT AGREEMENTS. The Corporation has employment agreements with seven of the Corporation's executive officers, including the persons named in the summary compensation table above other than Messrs. Bennett, Boyd and Clapp. The purpose of the agreements is to assure that key management personnel will continue to function effectively and without distraction if uncertainties regarding the future control of the Corporation should arise. Upon a change in control of the Corporation or during the pendency of certain offers for a change in control, as these terms are defined in the agreements, each such officer is entitled to receive the severance benefits described below if the Corporation terminates the officer's employment other than for cause as defined in the agreements. In addition, for a period of three years after a change in control of the Corporation, the officer shall be entitled to receive severance benefits if the Corporation terminates the officer's employment other than for cause or if the officer terminates his or her employment with good reason. The payments on severance are equal to three times the officer's base salary and incentive compensation at the time the change in control occurs, but are reduced to the extent required to avoid subjecting the payments to penalty taxes on parachute payments. In addition, the employee is entitled to continue to participate in health, life, and disability plans in which the officer could participate when employment terminated. Each agreement terminates upon the vesting of the officer's benefits under the Executive Supplemental Retirement Income Plan.

      Each agreement is automatically extended one year on December 31 of each year unless by 30 days notice prior to year end either party elects not to extend the term. The term of the agreements is extended automatically for a period of three years upon a change in control of the Corporation. Notwithstanding the foregoing, each agreement terminates if the employment of the officer who is a party is terminated before a change in control occurs while there is no offer pending for a change in control.

      SUPPLEMENTAL BENEFIT TRUST. Although not obligated to do so, the Corporation established a trust to fund some of the benefits which may be payable under the Executive Supplemental Retirement Income Plan. The trust also funds severance benefits which may be payable under the above described employment agreements with certain executives. The Corporation has contributed to the trust life insurance policies on the lives of participants. If the assumptions as to mortality experience, interest and policy dividends are correct, the Corporation will recapture the premiums and net cost of benefits paid under the supplemental plan through operation of the insurance contracts.

      The Corporation is obligated to pay any benefits not paid out of the trust. In the event of certain circumstances, including a change in control, as defined, the Corporation may be obligated to fund the trust with additional amounts for some or all of the following purposes: to permit payment of benefits from the supplemental plan and the employment contracts due in the following 12 months, to fund separate subtrusts for legal expenses (including certain legal expenses to require the Corporation to make required contributions to the trust), and to permit payment of insurance premiums and policy loan interest.

      DIRECTOR COMPENSATION. In 1994, the Corporation paid each non-employee director an annual stipend of $5,000 as well as a fee of $500 for each Board or Committee meeting attended, except that the Committee fee was $250 if the meeting was held on the same day as a Board meeting. Employee directors receive no additional compensation for serving as directors. Each non-employee director was also entitled to receive 300 shares of the Corporation's common stock for service in 1994 pursuant to the 1991 Director Stock Award Plan approved by Shareholders at the 1992 Annual Meeting. Pursuant to the plan, each non-employee director may elect to defer receipt of his or her shares until he or she is no longer a member of the Board of Directors; Messrs. Ederer and Smith so elected for 1994. The non-employee directors have adopted a policy that beginning in 1995 their annual stipends will be used by each of them to purchase the Corporation's stock.

                  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1994, Messrs. Burnham, Ederer and Ragen and Ms. Williams served on the Nominating and Compensation Committee.

      Carl Burnham, Jr., a director, is a partner in the law firm of Yturri, Rose, Burnham, Bentz & Helfrich, the Corporation's Oregon counsel, which firm received $ 29,124 in 1994 for legal services to the Corporation.

                                INDEPENDENT PUBLIC ACCOUNTANTS

      The Corporation has selected the firm of Deloitte & Touche LLP as its principal independent public accountant for the current year. Deloitte & Touche LLP and its predecessor Touche Ross & Co. has served as the Corporation's principal independent accountant since 1953. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from the Shareholders.

                                    SOLICITATION OF PROXIES

      The solicitation of proxies will be principally by use of the mails. In following up the original mail solicitation, the Corporation will arrange with banks, brokerage houses, and other custodians, nominees and fiduciaries, to forward copies of the proxy, proxy statement and annual report to persons for whom they hold stock of the Corporation and to request authority for the execution of proxies. In such cases, the Corporation will reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses incurred in connection therewith. The entire cost of soliciting proxies will be borne by the Corporation. The Corporation may also use its regular employees to solicit proxies from Shareholders either personally or by telephone or letter without additional compensation.

                                         ANNUAL REPORT

      The Corporation's annual report for the 1994 calendar year containing financial information for the years 1992, 1993 and 1994 will be forwarded to you under separate cover.

                                     SHAREHOLDER PROPOSALS

      Proposals of Shareholders for presentation at the 1996 Annual Meeting of Shareholders must be received by the Corporation by November 9, 1995, for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Such proposals must also comply with the requirements of the Securities and Exchange Commission relating to proposals of security holders.

                                         OTHER MATTERS

      The Corporation does not know of any matters to come before the meeting, other than those set forth in the proxy statement. If any further business is presented to the meeting, the holders of the proxies solicited hereby will vote on behalf of the Shareholders they represent in their discretion.


                                           By Order of the Board of Directors
Seattle, Washington                                         DONALD E. BENNETT
March 8, 1995                                       Executive Vice President,
                                                      Chief Financial Officer
                                                                and Secretary


CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North
Seattle, Washington  98109

W.B Matsuyama
Chairman & CEO
Cascade Natural Gas Corporation

Dear Shareholders:

It is my pleasure to invite you to the 1995 Annual Meeting of Shareholders of Cascade Natural Gas Corporation. The meeting will be held at 1:30 p.m. on Wednesday, April 26, 1995 at the offices of the Corporation, 230 Fairview Avenue North, Seattle, Washington. Limited parking is available at our 222 Fairview Avenue North Building, next door to the meeting location.

A map is printed on the reverse side of this form to assist you in locating our office and the available parking areas.

The Notice of the meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes election of Directors, and any other business to properly come before the meeting.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person, and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the attached proxy card as soon as possible.

                                    Sincerely,
March 14, 1995
                                    W. Brian Matsuyama

Please Detach Proxy Card Here

1.    Election of Directors
      Nominees: D.E. Bennett, C. Burnham, Jr., M.C. Clapp, D.A. Ederer, H.L. Hubbard, W.B. Matsuyama, B.G. Ragen, A.V. Smith and M.A. Williams

                        WITHHOLD AUTHORITY
                         to vote for all
FOR ALL NOMINEES         nominees listed
  listed above               above                    Exceptions*

2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

Votes MUST be indicated (x) in Black or Blue ink.     X


* Instruction: If you wish to withhold your vote for an individual nominee mark the "Exceptions" box and strike a line through the nominee's name in the list above. Your shares will be voted for all nominees not stricken.

Address Change and/or Comments Please Mark Here                   X


Please Read Other Side Before Signing.


Sign exactly as name appears hereon. Attorneys-in-fact, executors, trustees, guardians, corporate officers, etc. should give full title. If shares are held jointly, each holder should sign.

Dated                               , 1995


                  Signature

                  Signature



PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

                Here appears a map showing the location in Seattle, Washington, of the 1995 annual meeting of shareholders of Cascade Natural
                   Gas Corporation, including surrounding streets, adjacent
                      buildings, available parking, and meeting entrance.


CASCADE NATURAL GAS CORPORATION
222 Fairview Avenue North, Seattle, Washington 98109

This Proxy is Solicitated on Behalf of the Board of Directors

The undersigned hereby appoints Donald E. Bennett, Ralph E. Boyd and W. Brian Matsuyama, and each or any of them proxies for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of the Common Shareholders of Cascade Natural Gas Corporation, 230 Fairview Avenue North, Seattle, Washington, on Wednesday, April 26, 1995, and at any adjournments thereof, upon the matters more fully set forth in the accompanying Notice of Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS. If any other business properly comes before the meeting, the proxies named above will have discretionary authority to vote thereon in accordance with their best judgment.


                                    CASCADE NATURAL GAS CORPORATION
                                    P. O. BOX 11097
                                    New York, NY 10203-0297

(Continued and to MARKED, DATED AND SIGNED on the other side)